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                                                                     Exhibit 5.1


                                                     October 23, 2000




NRG Northeast Generating LLC
901 Marquette Avenue, Suite 2300
Minneapolis, Minnesota  55402


        Re:      NRG Northeast Generating LLC
                 Registration Statement on Form S-4
                 (File Nos. 333-42638, 333-42638-01 through 333-42638-11)

Ladies and Gentlemen:

                  We have acted as special counsel to NRG Northeast Generating LLC, a Delaware limited liability company (the "Company"), and the Guarantors (as defined below), in connection with the public offering of up to (i) $320,000,000 aggregate principal amount of 8.065% Series A-1 Senior Secured Bonds due 2004, (ii) $130,000,000 aggregate principal amount of 8.842% Series B-1 Senior Secured Bonds due 2015, and (iii) $300,000,000 aggregate principal amount of 9.292% Series C-1 Senior Secured Bonds due 2024 (collectively, the "Exchange Bonds") of the Company which are to be guaranteed on a senior secured basis pursuant to guarantees (the "Guarantees") by each of the guarantors listed on Schedule A hereto (the "Guarantors"). The Exchange Bonds are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding (i) 8.065% Series A Senior Secured Bonds due 2004, (ii) 8.842% Series B Senior Secured Bonds due 2015, and (iii) 9.292% Series C Senior Secured Bonds due 2024 (collectively, the "Outstanding Bonds") under the Indenture, dated as of February 22, 2000, by and among the Company, the Guarantors, and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of February 22, 2000, by and among the Company, the Guarantors, and the Trustee (together, the "Indenture").
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NRG Northeast Generating LLC
October 23, 2000
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                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File Nos. 333-42638, 333-42638-01 through 333-42638-11) relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 31, 2000 and Amendment No. 1 thereto, as filed with the Commission on the date hereof (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Exchange and Registration Rights Agreement, dated as of February 15, 2000, by and among the Company, the Guarantors, Chase Securities Inc. and Salomon Smith Barney Inc. (the "Registration Rights Agreement"); (iii) an executed copy of the Indenture, which includes therein the Guarantees; (iv) the Certificates of Formation of the Company and each of the Guarantors, each as amended to date; (v) the Limited Liability Company Agreements of the Company and each of the Guarantors, each as amended to date; (vi) certain resolutions adopted by the Management Committee of the Company, relating to, among other things, the Exchange Offer, the issuance of the Outstanding Bonds and the Exchange Bonds, the Indenture and related matters; (vii) certain resolutions adopted by the Members of each of the Guarantors relating to, among other things, the issuance of the Guarantees by the Guarantors; (viii) the Form T-1 of the Trustee attached as Exhibit 25.1 to the Registration Statement; and (ix) the form of the Exchange Bonds. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the au-

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NRG Northeast Generating LLC
October 23, 2000
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thenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Our opinions set forth herein are limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Bonds (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Outstanding Bonds surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Bonds will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and each Guarantee will be the valid and binding obligation of the Guarantor that is a party thereto, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except, in each case, to the extent that (A) the en-

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NRG Northeast Generating LLC
October 23, 2000
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forcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in Section 10.14 of the Indenture may be unenforceable.

                  In rendering the opinions set forth above, we have assumed that (i) the execution and delivery by the Company of the Indenture and the Exchange Bonds and the performance by the Company of its obligations thereunder and (ii) the execution and delivery by each of the Guarantors of the Indenture and the performance by each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or any of their respective properties is subject, except for those agreements and instruments which have been identified to us by the Company or any Guarantor as being material to it and which are listed as exhibits to the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                        Very truly yours,

                        /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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NRG Northeast Generating LLC
October 23, 2000
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                                                                      Schedule A

Arthur Kill Power LLC, a Delaware limited liability company
Astoria Gas Turbine Power LLC, a Delaware limited liability company Connecticut Jet Power LLC, a Delaware limited liability company
Devon Power LLC, a Delaware limited liability company
Dunkirk Power LLC, a Delaware limited liability company
Huntley Power LLC, a Delaware limited liability company
Middletown Power LLC, a Delaware limited liability company
Montville Power LLC, a Delaware limited liability company
Norwalk Power LLC, a Delaware limited liability company
Oswego Harbor Power LLC, a Delaware limited liability company
Somerset Power LLC, a Delaware limited liability company

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